     As filed with the Securities and Exchange Commission on April 24, 1998

                                                  Registration No. 333-[_______]
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                      AND POST-EFFECTIVE AMENDMENT NO. 2 TO
                 REGISTRATION STATEMENT NO. 33-49132 ON FORM S-8
                      AND POST-EFFECTIVE AMENDMENT NO. 1 TO
                REGISTRATION STATEMENT NO. 333-17561 ON FORM S-8

                               PRIMARK CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            MICHIGAN                                   38-2383282
   (State or other jurisdiction            (I.R.S. Employer Identification No.)
of incorporation or organization)

                         1000 WINTER STREET, SUITE 4300
                          WALTHAM, MASSACHUSETTS 02154
                    (Address of principal executive offices)

                   PRIMARK CORPORATION 1992 STOCK OPTION PLAN
                   ------------------------------------------
                            (Full title of the plan)

                            MICHAEL R. KARGULA, ESQ.
             EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                               PRIMARK CORPORATION
                         1000 WINTER STREET, SUITE 4300
                          WALTHAM, MASSACHUSETTS 02154
                                 (781) 466-6611
--------------------------------------------------------------------------------
(Name, address and telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

=======================================================================================================
                                               Proposed               Proposed
Title of securities    Amount to be     maximum offering price   maximum aggregate      Amount of
 to be registered    registered(1)(2)        per share(3)       offering price(3)   registration fee(3)
-------------------------------------------------------------------------------------------------------
   COMMON STOCK,
 WITHOUT PAR VALUE       1,000,000              $41.44              $41,440,000           $12,224.80
=======================================================================================================

(1) This registration statement relates solely to 1,000,000 additional shares (the "Shares") of Primark Corporation Common Stock, without par value. The 1,000,000 additional Shares are of the same class as other securities of Primark Corporation for which Registration Statements filed on Form S-8 relating to the Primark Corporation 1992 Stock Option Plan (Commission File No. 33-49132 and Commission File No. 333-17561) are effective. Pursuant to Instruction E of the Registration Statement on Form S-8, the filing fee is being paid only with respect to the 1,000,000 additional Shares.

(2) One million seven hundred fifty thousand Shares registered by the registrant under Registration Statement No. 33-49132 and Registration Statement No. 333-17561 referred to below are consolidated in this Registration Statement pursuant to Rule 429. Registration fees of $4,453 and $1,884.47 were previously paid by the registrant under the foregoing Registration Statements with respect to such Shares.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) based upon the average of the high and low prices for shares of the Registrant's Common Stock as reported on the New York Stock Exchange on April 24, 1998.

     IN ACCORDANCE WITH RULE 429 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE PROSPECTUS INCLUDED HEREIN IS A COMBINED PROSPECTUS THAT INCLUDES ALL THE INFORMATION CURRENTLY REQUIRED IN EACH PROSPECTUS RELATING TO THE SECURITIES COVERED BY THIS REGISTRATION STATEMENT, REGISTRATION STATEMENT NO. 33-49132 AND REGISTRATION STATEMENT NO. 333-17561 PREVIOUSLY FILED BY THE REGISTRANT.

                                     PART I

                                EXPLANATORY NOTE

     Pursuant to Instruction E to the Registration Statement on Form S-8, this registration statement relates solely to the registration of 1,000,000 additional shares of Primark Corporation (the "Company") Common Stock, without par value (the "Shares"). The 1,000,000 additional Shares being registered hereby are of the same class as other securities for which registration statements on Form S-8 (Commission File No. 33-49132 and Commission File No. 333-17561) are effective. The contents of the earlier registration statements on Form S-8 (Commission File No. 33-49132 and Commission File No. 333-17561) are incorporated herein by reference. The remainder of this registration statement consists only of the required opinions and consents, the signature page, and the reoffer prospectus (as defined in instruction C of the Registration Statement on Form S-8) in accordance with Instruction E of the Registration Statement on Form S-8.

PROSPECTUS

                               PRIMARK CORPORATION

                        1,515,630 SHARES OF COMMON STOCK


     This Prospectus relates to 1,515,630 shares of common stock, without par value ("Common Stock"), of Primark Corporation ("Primark" or the "Company") to be offered from time to time by certain shareholders of the Company (the "Selling Shareholders"). The shares of Common Stock offered hereby have been or may be acquired through the exercise of stock options granted to the Selling Shareholders pursuant to the Primark Corporation Stock Option Plan as amended and restated as of April 1, 1991 or the Primark Corporation 1992 Stock Option Plan (collectively, the "Plan"). The Company will receive none of the proceeds from the sale of shares of Common Stock offered hereby.

     The outstanding shares of Common Stock are listed on the New York Stock Exchange ("NYSE") under the symbol PMK and on the Pacific Exchange, Inc. ("Pacific Exchange"). On April 21, 1998, the closing sale price of the Common Stock, as reported by the NYSE, was $41.44 per share.

     The Company has been advised that the Selling Shareholders may sell, from time to time, in one or more transactions (which may include block transactions), all or a portion of their shares on the NYSE or the Pacific Exchange, in special offerings, in the over-the-counter market, in negotiated transactions, through underwriters or otherwise at market prices prevailing at the time of sale or at negotiated prices. The Selling Shareholders have indicated that if any of the Common Stock offered hereby is sold through underwriters, brokers or dealers, then the Selling Shareholders may pay customary underwriting discounts and brokerage commissions and charges. The Selling Shareholders and any underwriters, brokers or dealers or other persons who participate with them in the distribution of the shares offered hereby may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), although the Selling Shareholders disclaim such status. Any commissions and discounts received by such underwriters, brokers or dealers, and any profit on the resale of the stock by such underwriters, brokers or dealers, may be deemed to be underwriting discounts and commissions under the Securities Act. See "Plan of Distribution."

     The Company will pay all expenses incidental to the registration of the Common Stock, but will not pay selling or other expenses incurred in the offering, including the discounts and commissions of broker-dealers. The Company has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act, in connection with the Common Stock offered hereby.


                                   ----------


          SEE "RISK FACTORS," BEGINNING ON PAGE 2, FOR INFORMATION THAT
                 SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

                                   ----------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                 COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
                  COMMISSION OR ANY STATE SECURITIES COMMISSION
                     PASSED UPON THE ACCURACY OR ADEQUACY OF
                     THIS PROSPECTUS. ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------

                  THE DATE OF THIS PROSPECTUS IS APRIL 24, 1998

                                   THE COMPANY

Primark Corporation and its subsidiaries (the "Company" or "Primark") is a Michigan corporation organized in 1981 engaged in the information services industry. The businesses consist of the operations of Baseline Financial Services, Inc. ("Baseline"), Datastream International Limited and affiliates ("Datastream"), Disclosure Incorporated ("Disclosure"), Groupe DAFSA S.A. ("DAFSA"), I/B/E/S International, Inc. ("I/B/E/S"), ICV Limited, ("ICV"), Vestek Systems, Inc. ("Vestek"), WEFA, Inc. ("WEFA"), Yankee Group Research, Inc. (the "Yankee Group") and an 80% investment in Worldscope/Disclosure LLC ("Worldscope"). Primark also has an equity interest in Primark Decision Economics Inc. ("PDE"). Primark develops and markets "value-added" databases that it combines with proprietary analytical software to create a series of products used for the analysis and presentation of financial, economic and market research information. Customers include investment managers, investment bankers, financial market traders, analysts, accounting and legal professionals, corporate managers, government officials and information and reference service providers. The Company also owns Triad International Maintenance Corporation whose operations are reported as discontinued pending the sale of that company.

     The Company has engaged BT Alex. Brown Incorporated ("BT Alex. Brown") to assist the Company in evaluating strategic alternatives that could increase shareholder value. As part of this process, BT Alex. Brown has assisted the company in the preparation of information to be furnished to parties that indicate an interest in acquiring the Company or certain of its key businesses and is assisting the Company in disseminating such information to interested parties. BT Alex. Brown had been initially retained earlier in 1997 when the Company was approached by various third parties regarding a possible sale of the Company. The Company, with BT. Alex Brown's assistance, is exploring various strategic alternatives, which could include, among other things, a sale of the Company, repurchases of Common Stock or acquisitions in the financial, economic and market research information services sector. It should be emphasized that, as of the date of this Prospectus, the Company has not made a decision to pursue any particular alternative, including without limitation, a sale of the Company.

     The Company's principal executive offices are located at 1000 Winter Street, Suite 4300, Waltham, Massachusetts 02154, and its telephone number is
(781) 466-6611. For additional information concerning the Company, see "Incorporation of Certain Documents by Reference," "Available Information," and "Risk Factors."



                                  RISK FACTORS


     Prior to investing in the shares of Common Stock offered hereby, prospective investors should consider the following factors and risks, together with the other information set forth elsewhere in or incorporated by reference in this Prospectus. See "Incorporation of Certain Documents by Reference."

MARKET CONDITIONS

     The Company's business principally serves institutions and professionals in the financial markets, although the Company also has corporate and government customers in both the United States and other countries. As a result, any downturn in the financial markets could adversely affect the Company's overall revenues and profits.

FOREIGN CURRENCY EXCHANGE RATE RISK

     Since not all of the Company's revenues and expenses incurred are in U.S. dollars, the Company's operations have been and continue to be affected by fluctuations in currency exchange rates. For the year ended

1997, international revenues and operating income of the company's continuing operations represented 56% of total consolidated revenues and operating income.

     Consequently, the Company is exposed to certain risks associated with an international business, particularly with respect to foreign currency exchange rate movements. International business is also subject to the customary risks associated with international transactions, including political risks, local laws and taxes, the potential imposition of trade or currency exchange restrictions, tariff increases and difficulties or delays in collecting accounts receivable. Weak foreign economies and/or a weakening of foreign currencies in certain countries against the U.S. dollar would adversely affect the Company's overall future operating results and cash flows.

     The Company engages in hedging activities, including foreign currency options and forward contracts, in order to minimize the ongoing exposure to foreign currency exchange risk with respect to its foreign operating income and cash flows. In 1997, the Company recorded a $1.9 million gain before income taxes for foreign currency transactions. In addition, the Company typically maintains foreign currency hedges for its significant foreign currency exposures.

TECHNOLOGICAL CHANGES

     The Company operates principally in the information services industry, which changes rapidly and is highly competitive. Even if the Company remains abreast of the latest developments and available technology, technological advances and/or the introduction of new products and services in the information services industry could adversely affect the Company. There are many large and successful companies in the information services industry, many of which have greater resources than the Company. The Company's future success will depend significantly on its ability to develop and deliver technologically advanced quality products and services. The cost of developing such products and services could adversely affect the Company's future results of operations.

LEVEL OF INDEBTEDNESS

     The Company has substantial indebtedness. At April 2, 1998, the Company had consolidated total debt of $119.75 million. The Company and its subsidiaries may incur additional indebtedness from time to time for general corporate purposes, including acquisitions and capital expenditures, subject to certain restrictions on the Company and certain subsidiaries, including the satisfaction of certain debt coverage tests. In the past, cash generated from operating activities, together with borrowings and proceeds from equity issuances, has been sufficient to meet the Company's debt service, acquisition, investment and capital expenditure requirements. The Company believes that cash generated from operating activities, together with borrowings from existing and future credit facilities and proceeds from future equity issuances, will be sufficient to meet its future debt service requirements and to make anticipated acquisitions, investments and capital expenditures. However, there can be no assurances in this regard.

     The Company will redeem its $112 million of 8.75% Senior Notes due
October 15, 2000 on May 8, 1998. The redemption of the Senior Notes will require payment of a 4.375% call premium and will cost the Company $4.9 million in addition to the $112 million principal amount of the Senior Notes. The Company has a $225 million revolving credit arrangement which could provide the Company the flexibility to borrow amounts either for stock repurchases and/or acquisitions.

COMPETITION

     The Company faces competition from many companies, some of which have substantially greater resources. There can be no assurance that the Company, including its subsidiaries, will compete successfully in the future.




                                 USE OF PROCEEDS

     The Company will receive none of the proceeds from the sale of the Common Stock in this offering.

                              SELLING SHAREHOLDERS

     The following table sets forth the position held with the Company by each Selling Shareholder for the past three years (except as otherwise noted), the number of shares of Common Stock beneficially owned by the Selling Shareholders as of April 1, 1998 and the number of shares of Common Stock offered by the Selling Shareholders pursuant to this Prospectus. The shares of Common Stock offered hereby are those shares that have been acquired or may be acquired through the exercise of options granted to the Selling Shareholders pursuant to the Plan. Because the Selling Shareholders may sell, from time to time, all or some of the Common Stock offered hereby, no estimate can be made of the aggregate amount of Common Stock that will be owned by each Selling Shareholder upon completion of the offering to which this Prospectus relates. This Prospectus may be amended from time to time to add or delete persons to or from the list of Selling Shareholders, who have acquired or will acquire shares of Common Stock under the Plan, or who have disposed of such shares.


                                                                                     Number of Shares that May
                                                         Shares Beneficially Owned   Be Acquired Under the Plan
                   Name and Position                       as of April 1, 1998          and Offered Hereby
                   -----------------                       -------------------          ------------------

Joseph E. Kasputys                                            1,391,870(a)(b)(c)              431,000
    Chairman, President and Chief Executive Officer

John C. Holt                                                    475,464(b)(d)                 474,320
    Executive Vice President

Stephen H. Curran                                               243,705(a)(b)(c)              113,000
    Executive Vice President and Chief Financial
    Officer from May 1997 to present; Senior Vice
    President and Chief Financial Officer
    during 1996 and 1995

Ira Herenstein                                                  113,094(a)(b)(c)              100,610
    Senior Vice President

Michael R. Kargula                                              341,100(a)(b)(c)              155,000
    Executive Vice President, General Counsel and
    Secretary from May 1997 to present; Senior Vice
    President, General Counsel and Secretary during
    1996 and 1995

Patrick G. Richmond                                             219,863(a)(b)(c)              191,200
    Executive Vice President of Corporate Development
    from May 1997 to present; Vice President of
    Corporate Development during 1996 and 1995

William J. Swift III                                            125,851(a)(b)(c)               50,500
    Senior Vice President and Tax Counsel


----------

(a) Includes for each of Messrs. Kasputys, Curran and Swift 28,262 shares, and for Messrs. Kargula, Richmond and Herenstein 29,081, 28,663, and 12,484 shares, respectively, held in participant's account under the Primark Corporation Savings and Stock Ownership Plan ("Savings Plan") as to which the participant possesses both voting power and dispositive power with respect to such shares. Also includes 2,199 and 626 shares of common stock held by Messrs. Curran and Swift, respectively, under the Primark Corporation 1992 Employee Stock Purchase Plan ("ESPP").

(b)  Includes 431,000, 474,320, 113,000, 155,000, 191,200, 50,500 and 100,610
     shares subject to stock options exercisable within 60 days of April 1, 1998 by Messrs. Kasputys, Holt, Curran, Kargula, Richmond, Swift and Herenstein, respectively, all of which options were granted under various plans of the Company.

(c) Does not include shares which may be acquired under the Savings Plan or ESPP after April 1, 1998, which number of shares is indeterminable as of the date hereof.

(d)  Mr. Holt resigned his position with the Company effective effective
     April 1, 1998, except that he will be deemed to be an employee of the Company solely for purposes of the Plan and he will continue to be a member of the Board of Directors of the Company.

                              PLAN OF DISTRIBUTION

     This offering of 1,515,630 shares of Common Stock is being made by the Selling Shareholders, who have indicated they are acting independently of each other and the Company in determining the manner and extent of sales of the shares of Common Stock included herein. The Company will receive none of the proceeds of this offering.

     Although all of the shares of Common Stock that are currently owned by the Selling Shareholders, or that would be owned by them upon the exercise of options granted under the Plan, are being registered for public sale, the sale of any or all of such shares by a Selling Shareholder may depend on the sale price of such shares and market conditions generally prevailing at the time. The Selling Shareholders reserve the right to reject any order in whole or in part.

     The Selling Shareholders have informed the Company that they may sell the shares of Common Stock being offered hereby in one or more transactions (which may involve block transactions) effected from time to time on the NYSE or the Pacific Exchange, in special offerings, in the over-the-counter market, in negotiated transactions, or through a combination of such methods of sale, in each case at market prices prevailing at the time of sale, at prices relating to such prevailing market prices, or at negotiated prices. The shares of Common Stock may be sold by one or more of the following methods: (i) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (ii) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (iii) an exchange distribution and/or a secondary distribution in accordance with the rules of the NYSE or Pacific Exchange, as applicable; and (iv) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate.

     Some or all of the shares offered hereunder also may be sold to or through an underwriter or underwriters. Any shares sold in that manner will be acquired by such underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Such shares may be offered to the public through underwriting syndicates represented by one or more managing underwriters or may be offered to the public directly by one or more underwriters. Any initial public offering price and any discounts or concessions allowed or disallowed or paid to dealers may be changed from time to time.

     The Selling Shareholders have indicated that if any of the Common Stock offered hereby is sold through brokers or dealers or underwriters, then the Selling Shareholders may pay customary brokerage commissions and charges or an underwriting discount or concession. The Selling Shareholders and any brokers or dealers, underwriters or other persons who participate with them in the distribution of the shares offered hereby may be deemed to be "underwriters" within the meaning of the Securities Act, although the Selling Shareholders disclaim such status. Any commissions and discounts received by such persons, or any profit on the resale of the stock by such persons, may be deemed to be underwriting discounts and commissions under the Securities Act. Neither the delivery of the Prospectus, or any Prospectus Supplement, nor any other action taken by the Company, the Selling Shareholders or any purchaser in connection with the purchase or sale of shares offered hereby shall be deemed or treated as an admission that any of them is an underwriter within the meaning of the Securities Act in connection with the sales of any shares.

     The Company will pay all expenses incidental to the registration of the Common Stock, but will not pay selling or other expenses incurred in the offering, including the discounts and commissions of broker-dealers.

The Company has agreed to indemnify the Selling Shareholders against certain civil liabilities, including liabilities under the Securities Act, in connection with the Common Stock offered hereby.


                                  LEGAL MATTERS

     The validity of the issuance of the shares of Common Stock offered hereby has been passed upon by Michael R. Kargula, Esq., Executive Vice President, General Counsel, and Secretary to the Company. As of April 1, 1998, Mr. Kargula beneficially owned 341,100 shares of Common Stock, including options that are presently exercisable or exercisable within 60 days of such date. Of such shares, 21,882 represent the remaining shares that were granted to Mr. Kargula under the Primark Corporation 1988 Incentive Plan, 50,000 represent options to acquire Shares of Common Stock under the Company's Stock Option Plan, 105,000 represent options for Common Stock under the 1992 Stock Option Plan, and 29,081 shares are held under the Company's Savings Plan. This number of shares beneficially owned by Mr. Kargula as of April 1, 1998, does not include shares that have been acquired by Mr. Kargula under the Savings Plan after such date, which shares are indeterminable as of the date of this Prospectus.


                                     EXPERTS

     The consolidated financial statements and related financial statement schedules incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and other information can be inspected and copied, at prescribed rates, at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, Room 1024, and at the Commission's New York Regional Office at Seven World Trade Center, New York, New York 10048, and Chicago Regional Office at Northwest Atrium Center, 500 West Madison Street, Chicago, Illinois 60611. Copies of such material also can be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a `web site' that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. This web site can be accessed at http://www.sec.gov. The Company's Common Stock is traded on the NYSE and the Pacific Stock Exchange, and such reports, proxy statements, and other information can be inspected at the offices of the NYSE at Room 401, 20 Broad Street, New York, New York 10005 and the Pacific Exchange, Inc., 301 Pine Street, San Francisco, California 94104.

     The Company has filed with the Commission a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Common Stock offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and in the exhibits and schedules thereto. For further information with respect to the Company and the Common Stock, reference is hereby made to such Registration Statement, exhibits and schedules. Statements contained in this Prospectus as to the contents of any document referred to herein are not necessarily complete, and each such statement is qualified in its entirety by reference to each such document. The Registration Statement may be inspected without charge at the principal office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part thereof may be obtained from the Commission at prescribed rates.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission (File No. 1-8260) are hereby incorporated by reference in this Prospectus: (i) Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 1997;
(ii) current reports on Form 8-K dated March 3, 1998, March 6, 1998, March 20, 1998 and April 8, 1998; (iii) the description of the Company's Common Stock as set forth in its Form 10 dated November 17, 1981, Form 8-A dated October 18, 1985, Form 8-A dated June 16, 1992, and Form 8-A dated June 20, 1997. The Proxy Statement for the Company's Special Meeting of Shareholders filed on February 26, 1998 is also incorporated by reference herein. All documents filed pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of Common Stock offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated or deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents referred to above or elsewhere herein that have been incorporated by reference in this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Written requests for such copies should be directed to Primark Corporation, Investor Relations, 1000 Winter Street, Suite 4300, Waltham, Massachusetts 02154, telephone (781) 466-6611.

================================================================================

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SHAREHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OFFERED HEREBY IN ANY STATE TO ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH STATE. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.



                               TABLE OF CONTENTS                           Page
                               -----------------                           ----

The Company...............................................................    2
Risk Factors..............................................................    3
Use of Proceeds...........................................................    5
Selling Shareholders......................................................    6
Plan of Distribution......................................................    7
Legal Matters.............................................................    8
Experts...................................................................    8
Available Information.....................................................    8
Incorporation of Certain Documents
  by Reference...........................................................     9






                               PRIMARK CORPORATION





                                1,515,630 SHARES
                                  COMMON STOCK








                                   PROSPECTUS




                                 APRIL 24, 1998

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.

     Exhibit
     Number       Description
     ------       -----------

       5.1 Opinion of Michael R. Kargula, Esq., Executive Vice President, General Counsel and Secretary of the Company, regarding the legality of the securities being registered.

      23.1        Consent of Deloitte & Touche LLP.

      23.2 Consent of Michael R. Kargula, Esq. (included in the opinion filed as Exhibit 5.1 hereto).

      24.1        Power of Attorney (included on signature pages).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts on April 24, 1998.

                                   PRIMARK CORPORATION



                                   By: /s/ Stephen H. Curran
                                       --------------------------------
                                       Stephen H. Curran
                                       Executive Vice President and
                                       Chief Financial Officer





                                POWER OF ATTORNEY

     The undersigned directors and officers of Primark Corporation, a Michigan corporation, hereby severally constitute and appoint Joseph E. Kasputys, Stephen
H. Curran and Michael R. Kargula, and each of them (with full power to act without the others), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her, and in his or her name, place and stead, in any and all capacities, to execute and file with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, a Registration Statement covering shares of common stock of the corporation which have been issued or may be issued under its 1992 Stock Option Plan, and thereafter to execute and file any Post-Effective Amendments to the Registration Statement and Amendments or Supplements to any of the foregoing, hereby giving and granting to said attorneys full power and authority to do and perform every and all acts and things whatsoever requisite and necessary to be done in and about the premises as fully, to all intents and purposes, as he might or could do if personally present at the time thereof, hereby ratifying and confirming all that said attorneys and agents, or any of them, or their substitute or his substitute, may or shall lawfully do, or cause to be done, by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signatures                    Titles                            Date
----------                    ------                            ----


/s/ Joseph E. Kasputys        Chairman, President and          February 23, 1998
--------------------------    Chief Executive Officer
Joseph E. Kasputys            (Principal Executive Officer)


/s/ Stephen H. Curran         Executive Vice President and     February 23, 1998
--------------------------    Chief Financial Officer
Stephen H. Curran             (Principal Financial and
                              Accounting Officer)


/s/ Kevin J. Bradley          Director                         February 23, 1998
--------------------------
Kevin J. Bradley


/s/ John C. Holt              Executive Vice President         February 23, 1998
--------------------------    and Director
John C. Holt


/s/ Steven Lazarus            Director                         February 23, 1998
--------------------------
Steven Lazarus


/s/ Patricia  McGinnis        Director                         February 23, 1998
--------------------------
Patricia  McGinnis


/s/ Jonathan Newcomb          Director                         February 23, 1998
--------------------------
Jonathan Newcomb


/s/ Constance K. Weaver       Director                         February 23, 1998
--------------------------
Constance K. Weaver

                                INDEX OF EXHIBITS


Exhibit 5.1 Opinion of Michael R. Kargula, Esq., Executive Vice President, General Counsel and Secretary of the Company, regarding the legality of the securities being registered.

Exhibit 23.1   Consent of Deloitte & Touche LLP.

Exhibit 23.2 Consent of Michael R. Kargula, Esq. (included in the opinion filed as Exhibit 5.1 hereto).

Exhibit 24.1   Power of Attorney (included on signature pages).